EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Common Stock, $0.001 par value per share of SP Plus Corporation and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 11, 2019

P2 CAPITAL MASTER FUND I, L.P.				P2 CAPITAL MASTER FUND VI, L.P.

By:	P2 Capital Partners, LLC,			By:	P2 Capital Partners, LLC,
	as Investment Manager				as Investment Manager

	By:	s/Claus Moller			By:	s/Claus Moller
		Name:	Claus Moller			Name:	Claus Moller
		Title:	Managing Member			Title:	Managing Member

P2 CAPITAL MASTER FUND XII, L.P.				P2 CAPITAL PARTNERS, LLC

By:	P2 Capital Partners, LLC,
	as Investment Manager			By:		s/Claus Moller
						Name:	Claus Moller
	By:	s/Claus Moller				Title:	Managing Member
		Name:	Claus Moller
		Title:	Managing Member

CLAUS MOLLER

s/Claus Moller

Schedule I

TRANSACTIONS IN THE PAST SIXTY DAYS BY THE REPORTING PERSONS

The following table sets forth all transactions with respect to Shares of the Issuer’s Common Stock, $0.001 par value per share effected during the past sixty (60) days by any of the Reporting Persons.  The transactions occurred on the open market and the reported price per share excludes brokerage commissions.

Shares Purchased/(Sold) by Manager on behalf of Master Fund I

Number of Shares Purchased/(Sold)	Price Per Share	Date
5,946	$35.1558	9/9/19
14,060	$37.1100	10/2/19
2,615	$36.9052	10/2/19
6,396	$37.0757	10/3/19
2,831	$37.1986	10/4/19
4,347	$37.3607	10/7/19
4,933	$37.2524	10/8/19
4,028	$37.3941	10/9/19
5,242	$37.5380	10/10/19

Shares Purchased/(Sold) by Manager on behalf of Master Fund VI

Number of Shares Purchased/(Sold)	Price Per Share	Date
2,462	$35.1558	9/9/19
2,000	$35.6615	9/10/19
27,000	$37.2290	10/1/19
150,970	$37.1100	10/2/19
2,385	$36.9052	10/2/19
5,862	$37.0757	10/3/19
2,569	$37.1986	10/4/19
3,948	$37.3607	10/7/19
4,479	$37.2524	10/8/19
3,621	$37.3941	10/9/19
4,758	$37.5380	10/10/19

Shares Purchased/(Sold) by Manager on behalf of Master Fund XII

Number of Shares Purchased/(Sold)	Price Per Share	Date
1,592	$35.1558	9/9/19
(165,030)	$37.1100	10/2/19